Exhibit 13

906 Certification

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2009 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Exchange Act and does not constitute a part of the Report accompanying this letter.

Jason C.S. Chang, the Chief Executive Officer and Joseph Tung, the Chief Financial Officer of Advanced Semiconductor Engineering, Inc., each certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Advanced Semiconductor Engineering, Inc..

Date:           June 11, 2010

By:	/s/ Jason C.S. Chang
	Name:	Jason C.S. Chang
	Title:	Chief Executive Officer

By:	/s/ Joseph Tung
	Name:	Joseph Tung
	Title:	Chief Financial Officer